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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549



                                       FORM 8-K
                                    CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) May 14, 1996.

                              Champion Industries, Inc.
- - --------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

     West Virginia                  0-21084                   55-0717455
- - ------------------------    ---------------------       ------------------------
(State or other juris-      (Commission File No.)       (IRS Employer Identi-
 diction of corporation)                                  fication No.)


2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                         25728
- - ----------------------------------------                ------------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code           (304) 528-2791
                                                        ------------------------

                                    Not Applicable
- - --------------------------------------------------------------------------------
            (Former name or former address, if changes since last report)

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                       INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On May 14, 1996, Champion Industries, Inc. ("Champion"), a West Virginia corporation, announced that it had executed a definitive Agreement of Merger providing for the merger of Smith & Butterfield Co., Inc. ("Butterfield") with a wholly owned subsidiary of Champion to be chartered for the purpose of effecting such merger. The Agreement of Merger provides that Champion will issue shares of its common stock, par value $1.00, having at consummation a market value of $1,200,000 (approximately 66,666 shares if based on the closing trade price of Champion common stock on May 13, 1996) in exchange for all 500 issued and outstanding shares of common stock of Butterfield, and that upon consummation of such merger, Butterfield would become a wholly owned subsidiary of Champion and shareholders of Butterfield will become shareholders of Champion. The merger is contingent upon approval by Butterfield shareholders and satisfaction of other conditions set forth in the Agreement of Merger.

    Immediately prior to the announcement of the Agreement of Merger, Champion had outstanding 6,417,260 shares of common stock. As a result of the contemplated issuance of 66,666 shares to shareholders of Butterfield (if based on the closing trade price of Champion common stock on May 13, 1996, as reported on the NASDAQ National Market System), Champion will have outstanding

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6,483,926 shares of common stock at consummation of the merger.  The shares of
Champion common stock will be issued and sold pursuant to exemptions from registration under the Securities Act of 1933 and the Indiana Securities Act.

    Butterfield is engaged in the sale of office products and office furniture. Headquartered in Evansville, Indiana, it has been in operation for over 100 years, and serves the southern Indiana and northern Kentucky region from four locations.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

    The exhibits listed on the Exhibit Index on page 4 of this Form 8-K are filed herewith.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                       CHAMPION INDUSTRIES, INC.
                                  -----------------------------------
                                            (Registrant)


                             /s/ Joseph C. Worth, III
                             ----------------------------------------
Date: May 15, 1996           Joseph C. Worth, III, Vice President
                             and Chief Financial Officer

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                                    EXHIBIT INDEX

2.1 Agreement of Merger between Champion Industries, Inc. and Smith & Butterfield Co., Inc., dated May 14, 1996. Filed herewith.

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                                                                     EXHIBIT 2.1


                                 AGREEMENT OF MERGER


    THIS AGREEMENT OF MERGER (hereinafter sometimes referred to as the "Agreement"), made and entered into as of the _____ day of May, 1996, by and between CHAMPION INDUSTRIES, INC. ("Champion") and SMITH & BUTTERFIELD CO., INC. ("Company"), and its directors, or a majority of them, and JAMES D. BUTTERFIELD, its sole stockholder ("Stockholder");

                                 W I T N E S S E T H:

    WHEREAS, Champion is a corporation duly organized and validly existing under the laws of the State of West Virginia, with authorized capital stock consisting of 10,000,000 common shares, $1.00 par value per share ("Champion Common Stock"), of which 6,417,260 shares are currently outstanding; and

    WHEREAS, Company is a corporation duly organized and validly existing under the laws of the State of Indiana with authorized capital stock consisting of 1,000 common shares, without par value, of which 500 shares are currently outstanding and 500 preferred shares, $10.00 par value, of which no shares are outstanding, and no shares are held as treasury stock ("Company Stock"); and

    WHEREAS, Champion and Company have agreed to the merger of Company with a wholly-owned subsidiary of Champion, to be organized under the laws of the State of Indiana, so that upon consummation of the merger Company will be a wholly-owned subsidiary of Champion; and

    WHEREAS, the Board of Directors of Champion has approved this agreement and has authorized the execution hereof in counterparts; and

    WHEREAS, the Board of Directors of Company has approved this agreement, authorized the execution hereof in counterparts, and directed that it be submitted to its Stockholder for approval, ratification and confirmation; and

    WHEREAS, Champion has agreed to cause a new Indiana corporation to be organized which shall be named SB Acquisition Company, Inc. ("Interim Company"), with its principal office and place of business to be located in the City of Evansville, State of Indiana, and all shares of its capital stock to be owned by Champion; and

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    WHEREAS, Champion has agreed to cause Interim Company to approve this
Agreement and authorize the execution of an Adoption Agreement substantially in the form attached hereto as "Exhibit A" which is incorporated herein by reference.

    NOW, THEREFORE, in consideration of the foregoing premises, which are not mere recitals but an integral part hereof, and in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.     MERGER

    1.1 GENERAL EFFECT OF MERGER; ASSETS. At the Effective Time (hereinafter defined in Section 7.2) and subject to the terms and conditions hereof and of the attendant Plan of Merger ("Plan of Merger") attached hereto as "Exhibit B", Interim Company shall merge with and into Company (the "Merger") under the charter of Company pursuant to the provisions of and with the effect provided in the Indiana Corporation Act, IC 23-1-40. Company shall be (and is hereinafter called when reference is made to it at and after the consummation of the Merger) the Surviving Company and shall retain the name and title of "Smith & Butterfield Co., Inc.". At the Effective Time of the Merger, the corporate existence of Interim Company shall, as provided in the Indiana Corporation Act, IC 23-1-40-6, be merged with and into Company and continued in the Surviving Company and the separate existence of Interim Company shall cease. The Surviving Company shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Interim Company and Company; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, if any, and all other choses in action, and all and every other interest of or belonging to or due to the Interim Company and Company, and each of them, shall be deemed to be transferred to and vested in the Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested in the Interim Company and Company and each of them, before the Merger, shall not revert or in any way be impaired by reason of the Merger.

    1.2 LIABILITIES OF SURVIVING COMPANY. From and after the Effective Time of the Merger, the Surviving Company shall be liable for all liabilities of Company and Interim Company and all deposits, debts, liabilities, obligations and contracts of Company and Interim Company, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Company or Interim Company, as the case may be, shall be those of and are hereby expressly assumed by the Surviving Company and shall not be released or impaired by the Merger,

                                          2

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and all rights of creditors and other obligees and all liens on property of either Company or Interim Company shall be preserved unimpaired, and the Surviving Company shall have all rights and shall be liable for all obligations of Company under all employee benefit plans and arrangements of Company and such plans and related trusts shall continue in effect without any interruption or termination unless and until changed as therein or by law provided or permitted or as mutually agreed to by the parties hereto.

    1.3 NAME, DIRECTORS AND OFFICERS OF SURVIVING COMPANY. From and after the Effective Time, the name of the Surviving Company shall be "Smith & Butterfield Co., Inc.". The Articles of Incorporation and the By-laws of Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-laws of the Surviving Company until changed as therein or by law provided. The directors and officers of the Surviving Company at the Effective Time shall be those persons who are directors and officers respectively of Interim Company immediately before the Effective Time. The committees of the Board of Directors of the Surviving Company at the Effective Time shall be the same as and shall be composed of the same persons who are serving on committees appointed by the Board of Directors of Interim Company as they exist immediately before the Effective Time. The committees of officers of the Surviving Company at the Effective Time shall be the same as and shall be composed of the same officers who are serving on the committees of officers of Interim Company as they exist immediately before the Effective Time.

    1.4 OFFICES, POLICIES OF SURVIVING COMPANY. From and after the Effective Time, the business and location of the Surviving Company shall be the same as that of Company. Unless contrary to law, all corporate acts, plans, policies, applications, agreements, loan commitments, orders, registrations, licenses, approvals and authorizations of Company and Interim Company, their respective shareholders, boards of directors, committees elected or appointed by their boards of directors, officers and agents, which were valid and effective immediately before the Effective Time shall be taken for all purposes at and after the Effective Time as the acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals, and authorizations of Surviving Company and shall be effective and binding thereon as the same were with respect to Company and Interim Company immediately before the Effective Time.

    1.5 CAPITAL STRUCTURE OF SURVIVING COMPANY. The capital structure of the Surviving Company shall be the same as the capital structure of Company.

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SECTION 2.     CONVERSION, EXCHANGE AND CANCELLATION OF SHARES

    2.1 GENERAL. The manner of converting and exchanging Company Stock, all of which is represented by outstanding share certificates into Champion Common Stock shall be as hereinafter provided in this Section 2.

    2.2 CONVERSION RATE. At the Effective Time, each of the shares of Company Stock that shall be issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into shares of Champion Common Stock at the Exchange Rate which shall be calculated as set forth in this Section 2; provided, however, that the number of shares of Company Stock that shall be issued and outstanding immediately prior to the Effective Time shall not be more than 500 shares. All shares of Champion Common Stock into which the aforesaid Company Stock is so converted shall be fully paid and non-assessable. Company's stockholders of record at the Effective Time, for the shares of Company Stock then held by them, respectively, shall be allocated and entitled to receive (a) shares of Champion Common Stock, which total number of shares of Champion Common Stock shall have an aggregate Market Value as of the Valuation Date of One Million Two Hundred Thousand Dollars ($1,200,000.00). The Market Value shall be determined by averaging the daily closing trade prices of Champion Common Stock as reported on the Nasdaq National Market System ("NMS") during the five (5) consecutive days on which shares of Champion Common Stock are traded on the Nasdaq National Market System ("NMS") immediately prior to the Valuation Date as reported in THE WALL STREET JOURNAL. The Valuation Date shall be the Nasdaq NMS trading day immediately prior to the Closing Date.

    For purposes of establishing the Exchange Rate (the number of shares of Champion Common Stock into which each share of Company Stock shall be converted at the Effective Time), the Market Value of one (1) share of Champion Common Stock shall be divided into the aggregate Market Value to establish to the nearest whole share the aggregate number of shares of Champion Common Stock into which all of the then issued and outstanding shares of Company Stock shall be converted at the Effective Time. Such number of shares of Champion Common Stock shall then be divided by the number of shares of Company Stock that shall be issued and outstanding immediately prior to the Effective Time with the quotient therefrom being the number of shares of Champion Common Stock into which each share of Company Stock shall be converted at the effective time.

    All shares of Company Stock held by Company as treasury stock immediately prior to the Effective Time shall be cancelled and shall not be exchanged for shares of Champion Common Stock.

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    2.3  MANNER OF EXCHANGE.   After the Effective Time of the Merger, except
for persons exercising their rights as dissenting shareholders of Company, and subject to the Escrow Agreement attached hereto as Exhibit D, each holder of a certificate theretofore evidencing outstanding shares of Company Stock, upon surrender of such certificate, accompanied by a Letter of Transmittal and Investment Letter in the form attached hereto as Exhibit C, to Champion shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Champion Common Stock for which shares of Company Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Section 2. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Merger, represented Company Stock will be deemed to evidence the right to receive the number of full shares of Champion Common Stock into which the shares of Company Stock represented thereby may be converted, and will be deemed for all corporate purposes of Champion to evidence ownership of the number of full shares of Champion Common Stock into which the shares of Company Stock represented thereby were converted. Until such outstanding certificates formerly representing Company Stock are surrendered, no dividend payable to holders of record of Champion Common Stock for any period as of any date subsequent to the Effective Time of the Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Merger there shall be no further registry of transfers on the records of Company of shares of Company Stock. Upon surrender of certificates of Company Stock for exchange for Champion Common Stock, there shall be paid to the record holder of the certificates of Champion Common Stock issued in exchange therefor
(i) the amount of dividends theretofore paid with respect to such full shares of Champion Common Stock as of any date subsequent to the Effective Time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Merger, but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to such dividends upon surrender of outstanding certificates.

    2.4 SHARES OF CHAMPION COMMON STOCK NOT REGISTERED. Company acknowledges and agrees, and Company Stockholder will acknowledge and agree in his Investment Letter that the Champion Common Stock will not be registered under the Securities Act of 1933 or any state securities laws, and must be held indefinitely unless such Champion Common Stock is subsequently registered under the Securities Act of 1933 or under state securities acts, or unless an exemption from such registration is available. Company further acknowledges and agrees, and Company Stockholder will further acknowledge and agree in his Investment Letter that Champion is


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under no obligation, and shall assume no obligation, to cause such shares of
Champion Common Stock to be so registered, and that each certificate representing shares of Champion Common Stock issued to Company Stockholder shall be stamped or otherwise imprinted with, or contain a legend in substantially the following form:

         "The securities represented by this instrument have not been registered under the Federal Securities Act of 1933, or any state securities statute and may not be sold, assigned, or transferred unless (i) registered for resale or (ii) the issuer hereof has received the written opinion of counsel for said issuer that after investigation of relevant facts, such counsel is of the opinion that such sale, assignment or transfer does not involve a transaction requiring a registration of such securities under the Federal Securities Act of 1933 or any applicable state securities laws. The restrictions of this paragraph shall become null and void and this paragraph shall have no effect on and after June _____, 1999."

    Company Stockholder shall further acknowledge in his Investment Letter that Champion's issuance of such Champion Common Stock is made in reliance upon an exemption from registration under the Federal Securities Act of 1933, which registration is in part premised upon and relied upon as a result of the representations made by each stockholder in the Investment Letter attached hereto as Exhibit C, and each Stockholder shall review and truthfully and accurately complete and execute same and deliver same to Champion.

    2.5 FRACTIONAL SHARES. Champion will not issue fractional shares or fractional share certificates, but in lieu of the issuance of fractional shares will pay cash, without interest, to any Company shareholder otherwise entitled to receive such fractional shares. The amount of such cash payment will be determined by multiplying the fractional share interest to which a Company shareholder would otherwise be entitled by the Market Value of Champion Common Stock determined pursuant to Section 2.2. Payment for fractional shares will be made with respect to each shareholder at the time such shareholder's certificates of Company Stock are exchanged.

    2.6 LOST CERTIFICATES. If a certificate evidencing outstanding shares of Company Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the Champion certificate and cash to which he would otherwise be

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entitled on exchange of such certificate, by notifying Champion in writing of such lost, stolen or destroyed certificate and giving Champion evidence of loss and a bond sufficient to indemnify Champion against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the certificate and cash.

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SECTION 3.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF
               CHAMPION

    Except as disclosed in writing, Champion hereby represents and warrants to and covenants with Company that:

    3.1 ORGANIZATION, STANDING AND AUTHORITY. Champion is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. Champion has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Champion in accordance with its terms. No action of Champion's shareholders is or will be required to approve this Agreement or the Merger. At the Effective Time, Champion will have corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

    3.2 CAPITAL STRUCTURE. The authorized capital stock of Champion consists of 10,000,000 shares of Champion Common Stock, of which 6,417,260 shares are currently issued and outstanding. All of such shares are fully paid and non-assessable. Champion does not have any other shares of Champion Common Stock or any other capital stock issued or outstanding. Champion does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock except for (a) its 1993 Stock Option Plan, or as may be otherwise provided herein. The holders of Champion Common Stock have no preemptive rights with respect to the issuance of additional authorized shares of Champion Common Stock. Nothing in this Agreement shall prohibit or impair the ability and right of Champion to increase its authorized capital stock, or issue or agree to commit to issue additional shares of its capital stock, and any increase in authorized capital stock, or issuance, or agreement or commitment to issue, additional shares of Champion Common Stock shall not alter or affect the Conversion Rate set forth in Section
2.2 hereof.

    3.3 AUTHORITY. The execution and delivery of this Agreement do not, and the consummation of the Merger and transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or By-laws of Champion, or any provision of, or result in the acceleration of any obligation under, any material mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award,

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judgment, injunction or decree, or result in the termination of any material license, franchise, lease, or permit to which Champion is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character to which Champion is subject.

    3.4 INTERIM COMPANY FORMATION; ADOPTION AGREEMENT. Champion at its sole cost and expense shall cause to be organized Interim Company as an Indiana corporation and shall cause Interim Company to execute and enter into an Adoption Agreement in substantially the form attached hereto as "Exhibit A" and a Plan of Merger in substantially the form annexed hereto as "Exhibit B" and cause Interim Company to take such action as is provided in this Agreement or in said Adoption Agreement or Plan of Merger upon Interim Company's part to be taken. Immediately prior to the Effective Time, Champion will own all of the issued and outstanding shares of Interim Company's capital stock.

    3.5  BEST EFFORTS.  On or prior to the Closing Date (hereinafter defined in
Section 7.1 hereof), Champion will, to the extent permitted by applicable laws, rules and regulations, take such actions, and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement.

    3.6 STOCKHOLDER EMPLOYMENT BY SURVIVING COMPANY; TERMINATION UNDER CERTAIN CIRCUMSTANCES. In the event the employment of Stockholder by Surviving Company is terminated within three (3) years after the Effective Time for reasons other than (i) retirement of Stockholder; (ii) death of Stockholder, or other incapacity or disability of Stockholder sufficient to prevent Stockholders's full and adequate performance of his employment obligations, (iii) Stockholder's voluntary resignation from employment, or (iv) termination of Stockholder's employment for cause, then Surviving Company shall pay to Stockholder the cash sum of Ninety Nine Thousand Dollars ($99,000.00), in exchange for which Stockholder will execute and deliver to Surviving Company an agreement that, for a period of three (3) years after such termination, he will maintain the confidentiality of Surviving Company customer lists and will not enter into or engage directly or indirectly in any business competitive with the business of Surviving Company as it exists at the time of termination of employment, either as an individual on his own account or as a partner or joint venturer or as an employee, agent, consultant or salesman for any person, firm or corporation or as an officer, director or stockholder of a corporation or otherwise, in any market area of the Surviving Company as it exists at the time of termination of employment or with respect to any customer of the Company to which the Surviving Company has sold its products or

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performed services in the course of its business within the two years preceding the time of termination of employment, without first having obtained the written consent of Surviving Company, which may be arbitrarily withheld.

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SECTION 4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF
               COMPANY

    Company and its Stockholder hereby jointly and severally represent and warrant to, to their best knowledge and belief, and covenant with Champion that:

    4.1 ORGANIZATION, STANDING AND AUTHORITY. Company is a corporation duly organized and validly existing under the laws of the State of Indiana. Company has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Company in accordance with its terms, subject only to the requirement of ratification, confirmation and approval by Company's Stockholder. At the Effective Time, Company will have corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

    4.2 CAPITAL STRUCTURE. The authorized capital stock of Company consists of 1,000 shares of Company Stock, without par value, of which 500 shares are issued and outstanding and are fully paid and non-assessable, and 500 shares of preferred stock, of which no shares are outstanding, and no shares are owned and held by the Company as treasury stock and thus not outstanding. Company does not have any subscriptions, options, warrants, calls, or other agreements or commitments, of any kind relating to or obligating it to issue any shares of its capital stock. Further, there are no securities outstanding which are convertible into capital stock of Company. None of the shares of Company Stock has been issued in violation of any preemptive rights of shareholders.

    4.3 NO SUBSIDIARIES. Company has no subsidiaries and Company will not organize or acquire any subsidiaries prior to the Effective Time of the Merger without the written consent of Champion.

    4.4 AUTHORITY. The execution and delivery of this Agreement do not, and the consummation of the Merger and transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or By-laws of Company, or any provision of, or result in the acceleration of any obligation or forfeiture of any benefit under, any material mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, injunction or decree, or result in the termination of any material license, franchise,

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lease, or permit to which Company is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character to which Company is subject.

    4.5 COMPANY FINANCIAL STATEMENTS. Company has delivered to Champion prior to the execution of this Agreement copies of the following financial statements of Company (which, together with all future financial statements to be furnished are collectively referred to herein as the "Company Financial Statements"): the unaudited Balance Sheets of Company as of December 31, 1995, March 31, 1995, March 31, 1994 and March 31, 1993, and the related Statements of Income and Cash Flows for the periods then ended, and the notes thereto. The Company Financial Statements (as of the dates thereof and for the periods covered thereby):

         (a) are in accordance with the books and records of Company, which are complete and correct in all material respects that are required by generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law) and which have been maintained in accordance with good business practice; and

         (b) present fairly the financial position and results of operations and cash flows of Company as of the dates and for the periods indicated, in accordance with generally accepted accounting principles (except as otherwise required or approved by applicable authorities or by applicable law), applied on a basis consistent with prior years, and do not fail to disclose any material extraordinary or out-of-period items.

    Company's unaudited Balance Sheet and the related unaudited Consolidated Statements of Income and Changes in Shareholder Equity and Cash Flows, and the notes thereto, for the fiscal quarter ended June 30, 1996, and for each fiscal quarter thereafter until the Effective Time, all of which Company shall deliver to Champion as soon as practicable, will be prepared in accordance with generally accepted accounting principles consistently applied and will fairly present Company's financial condition and results of operations as of such date and for such period.

    4.6 ABSENCE OF UNDISCLOSED LIABILITIES. At March 31, 1995, the Company had no obligation or liability (contingent or otherwise) which was material, or which when combined with all similar obligations or liabilities would have been material, to Company except as disclosed in the Company Financial Statements or as previously disclosed to Champion in writing; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to March 31, 1995, or from any

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action omitted to be taken during such period that, to the knowledge of Company, could reasonably be expected to result in any such material obligation or liability, except as previously disclosed to Champion in writing, or as disclosed or provided for in the Company Financial Statements. The amounts set up as liabilities for taxes in the Company Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local and foreign excise, franchise, property, payroll, income, capital stock and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at March 31, 1995. Since March 31, 1995, the Company has not incurred or paid any obligation or liability which would be material (on a consolidated basis) to Company, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with generally accepted practices or except as disclosed herein.

    4.7  TAX MATTERS.

         (a) All federal, state, local and foreign tax returns, (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Company have been timely filed or requests for extensions have been timely filed, granted and have not expired and all returns filed are complete and accurate to the best information and belief of Company management. All taxes shown on filed returns have been paid. As of the date hereof, and as of the Effective Time, there is and shall be no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination adverse to Company, except as reserved against in the Company Financial Statements, or as previously disclosed to Champion in writing. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

         (b) Except as previously disclosed to Champion in writing, the Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (c) To the extent any federal, state, local or foreign taxes are due from Company for the period or periods beginning April 1, 1995, or thereafter through and including the Effective Time, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of Company, prepared before the Effective Time.

         (d) Deferred taxes of the Company have been provided for in accordance with generally accepted accounting principles.

    4.8 PROPERTIES. Except as previously disclosed to Champion in writing or disclosed in Company Financial Statements, Company has good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equities of whatever character, to all of the respective properties and assets, tangible or intangible, whether real, personal or mixed, reflected in the Company Financial Statements as being owned by it at March 31, 1995 or acquired by it after March 31, 1995. All buildings, and all fixtures, equipment and other property and assets which in the opinion of management are material to its business, held under leases or subleases by Company are held under valid instruments enforceable in accordance with their respective terms which shall survive the merger (except as previously disclosed in writing to Champion and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought). The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company provide adequate coverage against loss.

    4.9 COMPLIANCE WITH LAWS. Except as previously disclosed in writing to Champion, the Company:

         (a) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material adverse effect on such business; and

         (b) has received no notification (not previously disclosed to Champion in writing) from any agency or department of federal, state or local government or regulatory authorities or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any regulatory authorities with respect to its assets or business.

    4.10 EMPLOYEE BENEFIT PLANS. Except as previously disclosed in writing to Champion, and except as set forth in subsection (e) below, with respect to any plan or arrangement of Company which constitutes an employee benefit plan within the meaning of Section

3(3) of The Employees Retirement Income Security Act of 1974 ("ERISA"):

         (a) Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under Section 4971 of the Internal Revenue Code of 1986, if any, all of which have been fully paid, the Company has no liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code of 1986.

         (b) All "employee benefit plans", as defined in Section 3(3) of ERISA, which cover one or more employees employed by Company (each individually, a "Plan", and collectively, the "Plan") comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Internal Revenue Code of 1986. As of March 31, 1995, no material liability under any Plan that is not reflected on the audited statements of financial condition of Company as of such date, or in the notes thereto (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation and anniversary awards, provided that such liabilities are not in any event material). Neither the Plans nor any trustee or administrator thereof has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or, where applicable,
Section 4975 of the Internal Revenue Code of 1986 for which no exemption is applicable, nor have there been any "reportable events" within the meaning of
Section 4043 of ERISA for which the 30-day notice therefor has not been waived.

         (c) No litigation is pending against any plan or plan fiduciary seeking the payment of benefits or alleging a breach of trust or fiduciary duty by any plan fiduciary.

         (d) Company is not a party to any multiemployer pension plan as defined in Section 414(f) of the Code and Section 3(37) of ERISA.

         (e) Company currently sponsors a defined benefit pension plan covering certain of its employees (the "Plan"). The Plan is currently in process of termination, and actuarial studies project an underfunding of approximately Two Hundred Fifty Thousand Dollars ($250,000.00). Without regard to his indemnity obligations under Section 12.16 of this Agreement, and independent from and without regard to any limitation, monetary or otherwise, or other condition on Stockholder's indemnification obligations thereunder, Stockholder James D. Butterfield, by signing this

Agreement, hereby covenants and agrees (i) that the Plan shall be terminated and full provision made for adequate funding of all benefits thereunder within two
(2) years after the Effective Time; and (ii) that he shall absolutely and unconditionally indemnify and save harmless Champion, Company and Surviving Company from and against any and all losses, liabilities, damages, costs, claims, penalties, judgments and expenses (including attorneys' fees) whatsoever arising out of or resulting from any underfunding of the Plan or any other aspect of the funding, operation or termination of the Plan, except that the amount of his aggregate liability for indemnification under this section shall not exceed the lesser of (i) Two Hundred Fifty Thousand Dollars ($250,000.00), or (ii) the market value of Champion Common Stock held as Escrow Property under the Escrow Agreement attached hereto as Exhibit D. Without in any fashion diminishing or modifying the foregoing indemnification obligations, but in furtherance of same, Stockholder James D. Butterfield shall execute and deliver the Escrow Agreement attached hereto as Exhibit D. Champion covenants and agrees with stockholder James D. Butterfield that he shall have sole and absolute control and discretion to select the date for termination of the Plan within the aforementioned period of two (2) years after the Effective Time.

    4.11 COMMITMENTS AND CONTRACTS. Except as previously disclosed in writing to Champion, the Company is not a party or subject to any of the following (whether written or oral, express or implied):

         (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Company);

         (ii) any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar understandings with respect to any present or former officer, director or consultant;

         (iii)  any contract or agreement with any labor union;

         (iv) any contract not made in the ordinary course of business containing covenants limiting the freedom of Company to compete in any line of business or with any person or involving any restriction of the area in which, or method by which, Company will carry on its business (other than as may be required by law or applicable authorities);

         (v) any lease or other contract with annual rental payments or payments aggregating $5,000 or more.

    4.12 LABOR. No work stoppage involving Company is pending or, to the best of Company's knowledge, threatened. Company is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Company. Employees of Company are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

    4.13 MATERIAL CONTRACTS FURNISHED. Company has made available to Champion true and complete copies of all material contracts, leases and other agreements to which Company is a party or by which it is bound and of all employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plans with respect to any of the directors, officers, or other employees of Company.

    4.14 MATERIAL CONTRACTS. Except as previously disclosed to Champion in writing and except as is otherwise provided in this Agreement, neither the Company or any of its respective assets, businesses or operations is, as of the date hereof, a party to, or is bound or affected by, or receives benefits under,
(i) any material agreement, arrangement or commitment not cancellable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis, or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis.

    4.15 MATERIAL CONTRACT DEFAULTS. Company is not in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event which with the lapse of time or the giving of notice or both would constitute such a default, except as previously disclosed to Champion in writing.

    4.16 LEGAL PROCEEDINGS. Except as previously disclosed to Champion by Company in writing, there are no actions, suits or proceedings instituted or pending, or to the best knowledge of Company threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome), including eminent domain proceedings, against or relating to Company, or against any property, asset, interest or right of Company, that could have a material and adverse effect on the condition (financial or other, present or prospective), business, properties, assets, operations, liabilities or prospects of Company, or that threaten or would impede the consummation of the transactions contemplated by this Agreement. The Company is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, stay, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

    4.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1995, the Company has not: (i) incurred any material liability, except in the ordinary course of its business, consistent with generally acceptable practice and except as permitted pursuant to this Agreement; (ii) suffered any material adverse change in its business, operations, assets or condition (financial or other); or
(iii) failed to operate its business consistent with generally acceptable practice.

    4.18 ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company shown on the Company Financial Statements or thereafter acquired have been collected or are current and collectible subject to returns and allowances in the ordinary course of business (in the case of each note in accordance with its terms, and in the case of each account within 30 days after billing, except for those accounts previously disclosed in writing to Champion for which customary payment terms are 60 or 90 days, in which case within 60 or 90 days after billing) at the aggregate recorded amounts thereof on the books of the Company and are subject to no counterclaims or set-offs. On March 31, 1996, the aggregate amount of all such receivables is $________ of which $________ has not been paid on the date due.

    4.19 INVENTORIES. All inventories of the Company, whether or not reflected in the Company Balance Sheet, are of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such inventories are carried on the books of the Company, and are valued on the Company Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense, and allocation of overhead.

    4.20 PROPRIETARY RIGHTS. The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, trade names, copyrights, inventions, formulae, methods and processes (all such items being hereinafter referred to as "Intangible Property") currently used by it in the conduct of its business, without any known conflict with the rights of others. No royalties, honoraria or fees are payable by the Company to any person by reason of the ownership or use of the Intangible Property. All items of Intangible Property are valid and in good standing and are adequate and sufficient to permit the Company to conduct its business as now operated, and no other rights of the kinds enumerated are due or required by the Company in its operations. There are no licenses, sublicenses or agreements relating to their use now in effect, and none of the aforesaid are being infringed by others in any material way. No claim is pending or threatened or has been made within the past five years, to the effect that operation by the Company of its business or the manufacture or sale of any of its products, or any formula, method, process, part or material it employs, infringes or conflicts in any way upon any rights of the type enumerated above owned or claimed by others.

    4.21 ENVIRONMENTAL MATTERS.

         (a) The operations of the business of the Company and the buildings in which it is conducted conform with all applicable Federal, state and local laws, ordinances and regulations (including those relating to zoning and environmental protection), and all buildings or operations of the Company and the business that are subject to the Occupational Safety and Health Act of 1970, as amended, comply with employee working conditions as prescribed by such Act.

         (b) The Company has no underground storage tanks, either empty or containing any liquid, including but without limitation solvents, fuel or waste oil, on any premises used in its business.

         (c) The Company has obtained all permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by Company for the operation of its business under Federal, state and local laws relating to pollution, protection of the environment or waste disposal ("Environmental Laws"). The Company is in compliance in all respects (i) with all terms and conditions of all required permits, licenses and authorizations; and (ii) all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any law, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance in all respects, or which may give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, waste or hazardous or toxic material with respect to the Corporation or its businesses, properties or plants.

         (d) There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or threatened relating to the liability of the Company or any of its operations or buildings under any Environmental Law.

    4.22 NO BROKER. The Company has not incurred any liability for finder's, agent's or brokerage fees, commissions or compensation in connection with this Agreement or the transactions contemplated hereby.

    4.23 BEST EFFORTS. On or prior to the Closing Date (hereinafter defined), Company will, to the extent permitted by applicable laws, rules and regulations, take such actions and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement.

    4.24 CONDUCT OF BUSINESS - NEGATIVE COVENANTS OF COMPANY. Except as otherwise contemplated hereby, between the date hereof and the Effective Time, or the time when this Agreement terminates as provided herein, the Company will not, without the prior written approval of the President of Champion:

         (a)  Make any change in its authorized capital stock.

         (b) Issue any shares of its capital stock, securities convertible into its capital stock, or any long term debt securities.

         (c) Issue or grant any options, warrants, or other rights to purchase shares of its common stock.

         (d) Declare or pay any dividends or other distributions on any shares of common stock.

         (e) Purchase or otherwise acquire or agree to acquire for a consideration any share of Company Stock (other than in a fiduciary capacity).

         (f) Enter into or amend any employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plan in respect of any of its directors, officers, or other employees, or increase the current level of contributions to any such plan now in effect.

         (g) Take any action materially and adversely affecting this Agreement or the transactions contemplated hereby or the financial condition (present or prospective), businesses, properties, or operations of Company.

         (h) Acquire, consolidate or merge with any other company, corporation, or association, or acquire, other than in the ordinary course of business, any assets of any other company, corporation, or association.

         (i) Mortgage, pledge, or subject to a lien or any other encumbrance, any of its assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its officers, employees or directors except in the ordinary course of business as heretofore conducted or take any other action not in the ordinary course of their business as heretofore conducted or incur any material obligation or enter into any material contract not in the ordinary course of business.

         (j)  Amend its Articles of Incorporation, By-laws or Charter.

         (k) Take any action to solicit, initiate, encourage, or authorize any person, including directors, officers and other employees, to solicit from any third party any inquiries or proposals relating to the disposition of the business or assets of Company, or the acquisition of their Company Stock, or the merger of Company with any person other than Champion, and Company shall promptly notify Champion orally of all the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. Nothing herein shall be construed to limit or affect the fiduciary obligation of Company's officers and directors to Company shareholders.

    4.25 CONDUCT OF BUSINESS - AFFIRMATIVE COVENANTS OF COMPANY. Company covenants and agrees that:

         (a) It will promptly advise Champion in writing of the name and address of and number of shares of Company Stock held by each shareholder who elects to exercise his, her or its rights to appraisal in connection with the Merger pursuant to the Indiana Corporation Act.

         (b) Subsequent to the date of this Agreement and prior to the Effective Time it will operate its business only in the normal course and manner.

         (c) From and after the execution of this Agreement, Company will promptly advise Champion of any material adverse change in the financial condition, assets, business operations or key personnel of Company and of any material breach of any representation or warranty made by Company in this Agreement.

         (d) Immediately upon the execution of this Agreement, it will direct its accountants to give Champion access to all information, documents and working papers pertaining to Company.

         (e) Subsequent to the date of this Agreement and prior to the Effective Time, Company shall maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in effect on the date of this Agreement in order to protect Company against losses for which insurance protection can reasonably be obtained.

         (f) Within ten days from the execution of this Agreement, Company shall furnish to Champion a list, accurate as of the close of business on a date not more than ten (10) days prior to the date on which such list is furnished, containing the names and addresses of all holders of Company Stock as the same appear on the stock registration books of Company and the number of shares held by each. At the Effective Time, Company shall furnish to Champion a list, true, correct and complete as of the close of business on the preceding day, containing the names and addresses of all holders of Company Stock as the same appear on Company's stock registration books and the number of shares held by each.

         (g) It will use its best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby at the earliest possible date and cooperate fully with Champion to that end.

SECTION 5.     INDEMNIFICATION AND CONFIDENTIALITY

    5.1 ACCESS AND INFORMATION. Company and Champion shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments and records (including but not limited to tax returns), and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities and banking laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 5.1 shall affect any representations or warranties or the conditions to the obligations of the parties to consummate the Merger.

    5.2 FURNISHING INFORMATION AND INDEMNIFICATION. Champion and the Company have furnished or will furnish as soon as practicable after the date of this Agreement, to each other all the information (including financial statements, information and schedules) concerning themselves required for inclusion in:

         (a) any registration statement or other statement to be filed with the Securities and Exchange Commission on behalf of Champion under the Securities Act of 1933 in connection with the Merger and any proxy statement to solicit the approval of Company shareholders to the Merger, and any documents to be filed with the Securities and Exchange Commission in connection therewith;

         (b) any filings to be made by Champion with state securities authorities in connection with the transactions contemplated hereunder; and

         (c) any other request, application, statement, report or material to be made or filed by any party to or with any regulatory authority or any governmental agency, department or instrumentality in connection with the transactions contemplated hereunder.

    Champion represents and warrants to Company, and Company represents and warrants to Champion, that all information so furnished for such requests, statements, applications, reports and materials shall be true and correct in all material respects without omission of any material fact required to be stated to make the information therein not false or misleading. Champion will indemnify and hold harmless Company, and Company will indemnify and hold harmless Champion and each of their respective directors and officers, and each person, if any, who controls such entities within the meaning of the Securities Act of 1933, from and against any and all losses, damages, expenses or liabilities to which such entity, or any such director, officer or controlling person may become subject under applicable laws (including the Securities Act of 1933 and the Securities Exchange Act of 1934) and rules and regulations thereunder and will reimburse the other, and any such director, officer or controlling person, for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such request, statement, application, report or material or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by such indemnifying party for use therein.

    5.3 CONFIDENTIALITY. It is hereby agreed that, except (i) as otherwise required in the performance by the parties of their respective obligations hereunder or under the Merger and (ii) as otherwise required by law, any non-public information received from the other party during the course of the investigation contemplated pursuant hereto shall remain and be kept as confidential information by it and all copies thereof will be returned promptly at the request of the party furnishing such information in the event of the termination of this Agreement and the Merger. Each of the parties may disclose such information to its respective employees, affiliates, counsel, accountants, representatives, professional advisors and consultants, and shall require each of them to agree to keep all such information confidential.

    5.4 UPDATES TO INFORMATION. At the reasonable request of any party hereto, any other party will update by amendment or supplement any disclosure made in writing by such party to the other party and each party hereby represents and warrants that such written disclosures, as so amended or supplemented, shall be true, correct and complete as of the date or dates thereof.

SECTION 6.     CONDITIONS PRECEDENT

    The consummation of this Agreement and the Merger is conditioned upon the following:

         (a) SHAREHOLDER APPROVAL. The shareholders of Company and Interim Company shall have ratified, confirmed and approved this Agreement and the terms and conditions herein contained by the affirmative vote of shareholders of each such corporation, owning at least a majority of its capital stock outstanding, and final approval of this Agreement shall have taken place as provided in
Section 10 hereof, and all provisions of Section 10 shall have been fully complied with.

         (b) AFFILIATES. Company agrees to deliver to Champion a letter identifying all persons whom it believes to be, at the time the Merger is submitted to a vote of Company stockholders, "affiliates" of Company, for purposes of Rule 145 or Rule 144 (as applicable) under the Securities Act of 1933, and shall use its best efforts to cause each person who is identified as an "affiliate" in such letter to deliver to Champion prior to the Closing Date an Investment Letter containing a written agreement providing that such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Champion Common Stock or Notes to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act of 1933 and the rules and regulations thereunder.

         (c) INVESTMENT LETTERS. Champion shall have received Investment Letters in the form set forth in Exhibit C executed by all holders of Company Stock.

         (d) NO DIVESTITURE OR ADVERSE CONDITION. The consummation of the Merger shall not have required the divestiture or cessation of any significant part of the present operations conducted by Champion and shall not have imposed any other condition, which divestiture, cessation or condition Champion deems to be materially disadvantageous or burdensome.

         (e) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS AND COVENANTS - CHAMPION. Unless waived by Company, the representations and warranties of Champion contained in this Agreement shall be correct on and as of the Closing Date and thereafter until the Effective Time in all material respects with the same effect as though made on and as of such Effective Time except for changes which are not in the aggregate material and adverse to the financial condition, businesses, properties, or operations of Champion and Champion shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it and Company shall have received on the Closing Date an appropriate certificate (in affidavit form) to the foregoing effect dated as of the Closing Date and executed on behalf of Champion by one or more appropriate executive officers of Champion.

         (f) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS AND COVENANTS - COMPANY. Unless waived by Champion, the representations and warranties of Company contained in this Agreement shall be correct on and as of the Closing Date and thereafter until the Effective Time with the same effect as though made on and as of such Effective Time except for changes which are not in the aggregate material and adverse to the financial condition, businesses, properties or operations of Company, and Company shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it and Champion shall have received on the Closing Date an appropriate certificate (in affidavit form) to the foregoing effect dated as of the Closing Date and executed on behalf of Company by one or more appropriate executive officers of Company.

         (g) OPINION OF COUNSEL FOR COMPANY. Champion shall have received an opinion of Bamberger, Foreman, Oswald & Hahn, counsel for Company, dated the Closing Date, with respect to such matters as Champion may reasonably request and to the effect that:

         (1) Company is a corporation duly organized and validly existing under the laws of the State of Indiana and is duly authorized to own its properties and to conduct its business as then being conducted.

         (2) The authorized capitalization of Company is as set forth in such opinion and the shares of Company Stock issued and outstanding or held as treasury shares (as of a date specified in such opinion not more than 5 days prior to the date of such opinion) are as stated in such opinion. Such issued and outstanding shares of stock are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Company. As of such date, there are, to the best of such counsel's knowledge, no options, warrants, rights, commitments or convertible securities outstanding or authorized on behalf of Company, calling for the purchase from it of shares of unissued capital stock or capital stock held as treasury shares.

         (3) Company had the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by

Company and constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms.

         (4) All necessary corporate proceedings of the board of directors and the shareholders of Company, to the extent required by law, its Articles of Incorporation and Bylaws or otherwise, to authorize the execution and delivery of this Agreement by Company and the consummation of the Merger by Company pursuant to this Agreement have been duly and validly taken. The number of shares of stock of Company voted for and against the Merger are as stated in such counsel's opinion; and the number of shares of such stock as to which shareholders have perfected their rights to dissent and appraisal under the Indiana Corporation Act, are as stated in such counsel's opinion.

         (5) The consummation of the Merger will not violate or result in a breach of, or constitute a default under, the Articles of Incorporation or By-Laws of Company or constitute a breach or termination of, or default under, any agreement or instrument of which such counsel has knowledge and which would have a material adverse affect on the business of Company, and to which Company is a party or by which it or any of its property is bound.

         (6) Such counsel does not know of any breach of any warranty contained in this Agreement on the part of Company or any failure on the part of Company to perform any of the conditions precedent to the consummation of the Merger imposed upon it herein.

         (h) OPINION OF COUNSEL FOR CHAMPION. Company shall have received the opinion of Huddleston, Bolen, Beatty, Porter & Copen, counsel for Champion, dated the Closing Date, with respect to such matters as Company may reasonably request and to the effect that:

         (1) Champion is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia, and is duly authorized to own its properties and to conduct its business as then being conducted.

         (2) The authorized capitalization of Champion is as set forth in such opinion and the shares of Champion Common Stock issued and outstanding (as of a date specified in such opinion not more than 5 days prior to the date of such opinion) are as stated in such opinion. Such issued and outstanding shares of stock are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Champion. As of such date, there are, to the best of such counsel's knowledge, no options, warrants, rights, commitments or convertible securities outstanding or authorized on behalf of

Champion, calling for the purchase from any of them of shares of unissued capital stock or capital stock held as treasury shares, except as otherwise permitted by the Agreement.

         (3) All necessary corporate proceedings of the Boards of Directors and the shareholders of Champion and Interim Company to the extent required by law, their Articles of Incorporation or By-Laws or otherwise, to authorize the execution and delivery of this Agreement or the Adoption Agreement and the consummation of the Merger pursuant to this Agreement have been duly and validly taken. Champion and Interim Company have the corporate power and authority to execute, deliver and perform this Agreement or the Adoption Agreement. This Agreement has been duly authorized, executed and delivered by Champion and Interim Company (by virtue of the Adoption Agreement) and constitutes the legal, valid and binding obligation of Champion and Interim Company enforceable in accordance with its terms.

         (4) The consummation of the Merger will not violate or result in a breach of, or constitute a default under the Articles of Incorporation or By-Laws of Champion or constitute a breach or termination of, or default under, any agreement or instrument of which such counsel has knowledge and to which Champion is a party or by which it or its property is bound.

         (5) To the best of such counsel's knowledge, all approvals of public authorities, federal, state or local, the granting of which is necessary for the consummation of the Merger by Champion have been obtained.

         (6) The shares of Champion Common Stock into which shares of Company Stock are to be converted upon the Effective Time will upon the Effective Time be duly authorized, and such shares, when transferred to holders of Company Stock pursuant to the terms of the Merger, will be validly issued, fully paid and nonassessable shares of Champion Common Stock.

         (7) Such counsel does not know of any breach of any warranty contained in this Agreement on the part of Champion or Interim Company or any failure on the part of Champion or Interim Company to perform any of the conditions precedent to the consummation of the Merger imposed upon them herein.

         (i) LESS THAN 10% DISSENTERS. Unless waived by Champion, the holders of no more than 10% of the outstanding shares of Company Stock shall have elected to exercise their statutory rights to appraisal in connection with the transactions contemplated hereby, pursuant to the Indiana Corporation Act.

         (j) COMFORT LETTER - COMPANY. Ernst & Young or other Certified Public Accountants satisfactory to Company shall have audited the financial statements of Champion for the year ended October 31, 1995 and, based on such audit, Company shall have reasonably determined that such statements are satisfactory to Company.

         (k) COMFORT LETTER - CHAMPION. Ernst & Young or other certified public accountants satisfactory to Champion shall have audited the financial statements of Company as of and for the year ended March 30, 1996 and, based on such audit, Champion shall have reasonably determined that such statements are satisfactory to Champion.

         (l) OPINION LETTER. Company shall have received an opinion of tax counsel acceptable to it and Champion shall have received an opinion of tax counsel acceptable to it, to the effect that:

         (1) The Merger shall constitute and qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code and Company, Surviving Company and Champion will each qualify as "a party to a reorganization" as that term is defined in the Internal Revenue Code;

         (2) No gain or loss will be recognized by Champion, Company, or Surviving Company by reason of the Merger;

         (3) No gain or loss will be recognized by the shareholders of Company who exchange Company Stock for Champion Common Stock pursuant to the Merger;

         (4) Provided that the Company Stock is held as a capital asset at the Effective Time, the holding period of Champion Common Stock received by Company shareholders in exchange for Company Stock will include the holding period of the shares of Company Stock so exchanged;

         (5) The basis of the Champion Common Stock received by shareholders of Company will be the same as the basis of the Company Stock surrendered in exchange therefor.

         (m) The Escrow Agreement in all material respects identical to the form attached hereto as Exhibit D shall have been executed and delivered by Stockholder James D. Butterfield to Champion.

         (n) ABSENCE OF MATERIAL ADVERSE CHANGES - CHAMPION. Unless waived by Company at or before the Effective Time, there shall have been no material adverse change in the financial condition, business or assets of Champion since October 31, 1995, and there shall be no suit, action or proceeding pending or threatened against Champion which, if successful, would have a material adverse effect on Champion or the Surviving Company after the consummation of the Merger.

         (o) ABSENCE OF MATERIAL ADVERSE CHANGES - COMPANY. Unless waived by Champion at or before the Effective Time, there shall have been no material adverse change in the financial condition, business or assets of Company since December 31, 1995, and there shall be no suit, action or proceeding pending or threatened against Company which if successful would have a material adverse effect on Company or the Surviving Company after the consummation of the Merger.

SECTION 7.     CLOSING DATE AND EFFECTIVE TIME

    7.1 CLOSING DATE. The closing shall be effected as soon as practicable after all of the conditions contained herein shall have been satisfied. The closing shall be held at the offices of Company in Evansville, Indiana, and the closing date ("Closing Date") shall be a mutually agreeable date, but, in no event, later than forty-five (45) days following the date when all such conditions are satisfied.

    7.2 EFFECTIVE TIME. Subject to the terms and upon satisfaction on or before the Closing Date of all conditions specified in this Agreement, the Merger shall be effective at the time specified in the certificate of merger to be issued by the Secretary of State of Indiana (such time herein called "Effective Time").

SECTION 8.     TERMINATION OF AGREEMENT

    8.1 GROUNDS FOR TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date, either before or after the meeting of the shareholders of Company:

         (a)  By mutual consent in writing of Company and Champion; or

         (b) By Company by giving written notice thereof to Champion if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Champion since October 31, 1995, or (ii) Champion has in any material respect breached any covenant, undertaking, representation or warranty contained in this Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

         (c) By Champion by giving written notice thereof to Company if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Company since March 31, 1995 or (ii) either Company or the Stockholder has in any material respect breached any covenant, undertaking, representation or warranty contained in this Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

         (d) By either Company or Champion upon written notice to the other if any regulatory agency whose approval of the transactions contemplated by this Agreement is required denies such application for approval by final order or ruling (which order or ruling shall not be considered final until expiration or waiver of all periods for review or appeal); or

         (e) By either Company or Champion upon written notice to the other if any condition precedent to either party's performance hereunder is not satisfied or fulfilled; or

         (f) By either Company or Champion if the Merger shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

         (g) By either Company or Champion upon the bankruptcy, insolvency or assignment for the benefit of creditors of Company, the Stockholder or Champion; or

         (h) By either Company or Champion, if the shareholders of Company shall fail to approve the Merger by the vote required under the Indiana Business Corporation Act and the Articles of Incorporation and Bylaws of Company.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement for any reason other than a breach thereof, neither party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages, or expenses suffered or claimed to be suffered by reason thereof, except as provided in Section 8.3.

    8.3  TERMINATION FEE; RESTRICTIVE COVENANT.

         (a) In the event Champion terminates this Agreement for any reason other than (i) mutual consent of Company and Champion as set forth in Section 8.1(a); (ii) a material adverse change in the financial condition, results of operations or business of Company or any material breach by Company or Stockholder of any covenant, undertaking, representation or warranty as set forth in Section 8.1(c); (iii) failure by Company or Stockholder to satisfy or fulfill any condition precedent to any party's performance as set forth in
Section 8.1(e); (iv) any of the occurrences set forth in Section 8.1(f), (g) or
(h), then Champion shall promptly pay to Company a termination fee of One Hundred Thousand Dollars ($100,000.00) cash as liquidated damages, and Champion shall be relieved and released of all further liability under or arising from this Agreement.

         (b) In the event Champion terminates this Agreement for any reason other than as set forth in Section 8.3(a) above, it shall not directly or indirectly enter into any business which is in competition with the business currently being conducted by Company within one hundred (100) miles of the City of Evansville, Indiana for a period of three (3) years following such termination.

    8.4. RETURN OF INFORMATION. In the event of the termination of this Agreement for any reason, each party shall deliver to the other party, and shall require each of its officers, agents, employees and independent advisers (including legal, financial and accounting advisers) to deliver to the other party all documents, work papers, and other material obtained from such other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, including information obtained pursuant to
Section 5 hereof. Each party agrees that notwithstanding any other provision contained in this Agreement, the undertakings and covenants regarding confidentiality contained in Section 5 shall survive termination of this Agreement.

SECTION 9.     WAIVER AND AMENDMENT

    Except with respect to required approvals of the applicable governmental authorities and shareholders, Champion or Company by written instrument signed by its President at any time (whether before or after approval of the Agreement or the Merger by the shareholders of Company), may extend the time for the performance of any of the obligations or other acts of the other and may waive, with respect to the other: (i) any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements, or satisfaction of any of the conditions to its obligations, contained in this Agreement, and/or (iii) the performance (including performance to the satisfaction of a party or its counsel) of any obligations set out herein. This Agreement may be amended or supplemented at any time by mutual agreement of the parties (except that they may not be amended in any material respect after approval by the shareholders of the parties without further approval by such shareholders). Any waiver, amendment or supplement hereof shall be in writing. Any waiver by Champion or Company of a condition to its obligation to perform this Agreement and the subsequent Closing hereunder shall be without prejudice to the rights or remedies it may have arising out of any breach of any representation, warranty, covenant or other agreement hereunder.

SECTION 10.     MEETING OF SHAREHOLDERS OF COMPANY

    Company shall take all steps necessary to call and hold a meeting of its shareholders in accordance with applicable law and the Articles of Incorporation and By-laws of Company as soon as practicable for the purpose of submitting this Agreement to its shareholders for their ratification, approval and confirmation.

SECTION 11.     RIGHTS OF DISSENTING SHAREHOLDERS

    Any shareholder of Company who properly exercises his right to dissent and perfects his appraisal rights under Indiana law shall be entitled, with respect to any shares as to which he or she shall so dissent, to the fair value of such shares as of the day prior to the date on which the shareholders of Company voted to approve the Merger, excluding any appreciation or depreciation in anticipation of the Merger. The procedures to be followed and the rights of such dissenting shareholders shall be those set forth in the Indiana Business Corporation Act, Sections IC 23-1-44, et seq.

SECTION 12.     MISCELLANEOUS

    12.1 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, each party shall use its best efforts to consult with the other party with respect to any prepared public announcement, statement or release to the press, or statement to a competitor, customer or other third party (except to its consultants or to the regulatory authorities in connection with applications for governmental approvals or filings) with respect to this Agreement or the Merger or the transactions contemplated hereby or thereby, except as may be necessary, in the opinion of counsel, to comply with any law, governmental order or regulation.

    12.2 BROKERS AND FINDERS. Company and Champion represent each to the other that this Agreement and the Merger contemplated hereby are the result of direct negotiations between them and that neither Company nor Champion has incurred any liability for any broker's, finder's or similar fees in connection with this Agreement or the Merger.

    12.3 DISCLOSED IN WRITING.  As used in this Agreement, the phrase
"disclosed in writing" shall mean disclosed or delivered prior to or within 20 days after, the date of this Agreement by means of a writing describing in reasonable detail the matters contained therein and delivered in accordance with
Section 12.8 hereof. For purposes of this Agreement, anything appearing, contained, disclosed or described (i) in any Champion Financial Statement or Company Financial Statement (including the notes thereto), (ii) in any periodic report or other document filed with the Securities and Exchange Commission (including, but not limited to, Forms 8-K, Forms 10-K, Forms 10-Q, Annual Reports, and proxy statements) by either of Champion or Company, shall be deemed to be previously disclosed in writing.

    12.4 ENTIRE AGREEMENT. This Agreement embodies the entire agreement among the parties and there have been no agreements, representations, or warranties among the parties other than those set forth herein or those provided for herein.

    12.5 COUNTERPARTS. This Agreement has been executed in a number of identical counterparts, and each such counterpart shall be deemed to be an original instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

    12.6 INVALID PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

    12.7 NOTICES. Any notices or other communication required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

    TO COMPANY:

         Smith & Butterfield Co., Inc.
         2800 Lynch Road
         Evansville, Indiana  ________

         with a copy to:

         Robert M. Becker, Esquire
         Bamberger, Foreman, Oswald & Hahn
         708 Hulman Building
         P. O. Box 657
         Evansville, Indiana  47704-0657


    TO CHAMPION:

         Champion Industries, Inc.
         2450 First Avenue
         P. O. Box 2968
         Huntington, West Virginia  25728-2968
         Attention:  Marshall T. Reynolds, President and
                     Chief Executive Officer

         with a copy to:

         Thomas J. Murray, Esquire
         Huddleston, Bolen, Beatty, Porter & Copen
         P. O. Box 2185
         Huntington, West Virginia  25722

or such other addresses as shall be furnished in writing by either party to the other party. Any such notice or communication shall be deemed to have been given as of the date so mailed.

    12.8 HEADINGS. The captions contained in this Agreement are inserted solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

    12.9 EXPENSES. Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement, except as otherwise specifically provided herein.

    12.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and the United States of America.

    12.11 NO ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the written consent of the other party.

    12.12 EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective and binding as to Champion and Company when one or more counterparts shall have been signed and delivered by Champion and Company, and shall become effective and binding as to Interim Company when Interim Company has executed an Adoption Agreement in substantially the form attached hereto as Exhibit "A".

    12.13 FURTHER ACTS. Champion and Company each agree to execute and deliver on or before the Closing Date such other documents, certificates, agreements, or other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

    12.14 CERTAIN REPRESENTATIONS AND WARRANTIES NOT TO SURVIVE. The representations, warranties and covenants contained in Sections 3, 4 (except for the representations and warranties contained in Section 4.21, which shall not survive), 5, 8.2, 8.3, 8.4, 12.9, 12.15 and 12.16 shall survive for a period of two (2) years after the Effective Time and any investigation at any time made on behalf of any party. All other representations, warranties and covenants included or provided in this Agreement shall not survive the Effective Time.

    12.15 INDIVIDUAL DIRECTORS. The several Directors of Company who are signatories to this Agreement have joined into this Agreement to evidence their assent hereto, and for the express purpose of binding themselves, and each of them, to the fulfillment of each of the terms and conditions hereof by the respective parties and to the diligent, expeditious and good faith pursuit, and timely consummation, of the transactions herein contemplated. Each of the Directors hereby agrees to cooperate fully with the parties, their assistants and agents, in consummating the Merger, to vote appropriately upon all corporate resolutions toward that end, and to take no action inconsistent with the purposes of this Agreement or the consummation of the Merger. Nothing in this Agreement shall be construed to limit or affect the fiduciary obligation of Company's officers and directors to Company shareholders.

    12.16 STOCKHOLDER REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. The Stockholder of Company who is signatory to this Agreement has joined into this Agreement for the express purpose of adopting and joining with the Company in making the representations and warranties contained in Section 4 of this Agreement, and hereby expressly does so. Without limiting any other right of indemnification or any other cause of action, Stockholder shall jointly and severally defend, indemnify and hold Champion, Surviving Company and Company harmless from and against any and all losses, liabilities, damages, costs, claims, judgments and expenses (including attorney's fees) whatsoever arising out of or resulting from any material breach of warranty or misrepresentation by Company contained herein and from any material misrepresentation, omission or inaccuracy in any schedule, exhibit, certificate, instrument or paper delivered or to be delivered by Company hereunder in connection with the transactions herein contemplated. For purposes of this Section 12.16, "material" shall mean any one or more events or occurrences involving claims or liability of more than Five Thousand Dollars ($5,000.00), singly or in the aggregate. Stockholder's aggregate liability with respect to all indemnity claims under this section shall not exceed the sum of Fifty Thousand Dollars ($50,000.00). This limit shall not apply to the indemnification obligations of Stockholder under Section 4.10, which are separate, independent and in addition to the obligations provided in this Section 12.16. Stockholder shall have the right to control the defense of any claim or proceeding by any third party as to which it shall have acknowledged its obligation to indemnify the other party, and the Indemnified Party hereunder shall not settle or compromise any such claim or proceeding without the written consent of the Indemnifying Party, which consent shall not unreasonably be withheld or delayed. The withholding by the Indemnifying Party of consent to settle shall be deemed reasonable for so long as the Indemnifying Party is diligently contesting such claim or proceeding in good faith. The Indemnified Party may in any event participate in any such defense, with its own counsel and at its own expense. The Stockholder of Company has joined into this Agreement for the express purpose of binding himself to the fulfillment of the terms and conditions of this Section 12.16.

    IN WITNESS WHEREOF, Champion and Company have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, pursuant to resolutions adopted by the boards of directors of Champion and Company, acting by a majority thereof, and WITNESS also the signatures hereto of a majority of the board of directors of Company, and the sole Stockholder of Company.

                        CHAMPION INDUSTRIES, INC.


                        By
                           --------------------------------------
                           Joseph C. Worth, III, Vice President
                           and Chief Financial Officer


                        SMITH & BUTTERFIELD CO., INC.


                        By
                           --------------------------------------
                                                  , President and
                           -----------------------
                           Chief Executive Officer
ATTEST:

- - ----------------------------------
                   , Secretary
- - -------------------

The following Directors of Smith & Butterfield Co., Inc.
do hereby join in the foregoing Agreement to evidence their consent and agreement thereto:


- - ----------------------------------
                   , Director
- - -------------------


- - ----------------------------------
                   , Director
- - -------------------


- - ----------------------------------
                   , Director
- - -------------------


- - ----------------------------------
                   , Director
- - -------------------




The following Stockholder of Smith & Butterfield Co., Inc. does hereby join in the foregoing Agreement pursuant to Section 12.16 hereof.


- - ----------------------------------
James D.  Butterfield